Exhibit 99.1

Exa Reports First Quarter Fiscal 2018 Financial Results

First Quarter Total Revenue In-Line with Guidance and Profitability Metrics Above Guidance Range

FY 18 Business Visibility Improves

Burlington, Mass., May 24, 2017 – Exa® Corporation (NASDAQ: EXA), a global innovator in simulation software for product engineering, today announced financial results for the first quarter fiscal 2018, which ended April 30, 2017.

Revenue Summary

First Quarter

	1Q18 (millions)	1Q17 (millions)	Growth Rate	Constant Currency Growth Rate
Total Revenue	$16.6	$16.8	(1)%	0%
License Revenue	$14.4	$14.1	3%	4%
Project Revenue	$2.1	$2.7	(22)%	(21)%

Due to rounding, totals do not equal the sum of line items in the table above.

“Our first quarter revenue was within the upper half of our guidance range and both net income and adjusted EBITDA were better than our guided ranges,” said Stephen Remondi, President and Chief Executive Officer of Exa. “Exiting Q1, we are encouraged that the business visibility into our customer renewal and consumption trends in the automotive end-market has improved, supporting increased optimism in our full year expectations.”

“In addition, we are very excited by the interest and activity we have experienced from the oil and gas industry since our joint press release with BP, our first customer to license our DigitalROCK™ solutions. We believe that our expansion into this new vertical significantly expands our addressable market and we look forward to it contributing to our growth in the quarters ahead.”

First Quarter Fiscal 2018 Financial Highlights

Revenue

•	Total revenue for the first quarter of fiscal 2018 was $16.6 million, compared to $16.8 million in the comparable period in fiscal 2017. On a constant currency basis, total revenue was flat when compared with the corresponding period in fiscal 2017.

•	License revenue was $14.4 million for the first quarter of fiscal 2018, compared to $14.1 million in the comparable period in fiscal 2017, representing an increase of 3%, or 4% on a constant currency basis.

•	Project revenue was $2.1 million for the first quarter of fiscal 2018, compared to $2.7 million in the comparable period in fiscal 2017, representing a decrease of 22%, or 21% on a constant currency basis.

Profitability

•	GAAP loss from operations was $(2.5) million in the first quarter of fiscal 2018, compared to a loss of $(1.0) million in the comparable period in fiscal 2017.
•	Non-GAAP operating loss was $(1.8) million in the first quarter of fiscal 2018, compared to a loss of $(0.4) million in the comparable period in fiscal 2017.
•	GAAP net loss was $(2.6) million in the first quarter of fiscal 2018, compared to a loss of $(0.9) million for the comparable period in fiscal 2017. GAAP net loss per share was $(0.17), based on 14.9 million diluted weighted average shares outstanding, compared to GAAP net loss per share of $(0.06) for the comparable period in fiscal 2017, based on 14.6 million diluted weighted average shares outstanding.
•	Adjusted EBITDA was $(0.6) million in the first quarter of fiscal 2018, compared to $0.5 million in the comparable period in fiscal 2017.
•	Non-GAAP net loss was $(2.1) million, or $(0.14) per diluted share in the first quarter of fiscal 2018, compared to a loss of $(0.6) million, or $(0.04) per diluted share, in the comparable period in fiscal 2017.

Balance Sheet

•	The company had $26.6 million in cash and cash equivalents as of April 30, 2017, compared to $24.6 million as of January 31, 2017.

Business Outlook

Based on information available as of today, Exa is providing second quarter and fiscal 2018 guidance as indicated below.

Second Quarter Fiscal 2018:

•	Total revenue is expected to be in the range of $17.1 million to $18.1 million.
•	Adjusted EBITDA is expected to range from a loss of $(0.5) million to a gain of $0.1 million.
•	GAAP net loss is expected to be in the range of $(3.1) million to $(2.4) million.
•	Non-GAAP net loss is expected to be in the range of $(2.3) million to $(1.7) million.
•	Basic share count for the first quarter is estimated to be 15.0 million shares.
•	Diluted share count for the first quarter is estimated to be 15.3 million shares.

Full Year Fiscal 2018:

•	Total revenue is expected to be in the range of $76.0 million to $80.0 million.
•	Adjusted EBITDA is expected to be in the range of $5.8 million to $8.2 million.
•	GAAP net loss is expected to be in the range of $(6.1) million to $(3.7) million.
•	Non-GAAP net loss is expected to be in the range of $(3.0) million to $(0.6) million.

•	Basic share count for the full year is estimated to be 15.0 million shares.
•	Diluted share count for the full year is estimated to be 15.5 million shares.

The above guidance assumes an exchange rate of 1.10 US dollars per Euro and 112 Japanese yen per US dollar for fiscal year 2018.

An explanation and reconciliation of historical and forward-looking non-GAAP measures presented above, including revenue on a constant currency basis, adjusted EBITDA, non-GAAP operating loss and non-GAAP net loss, to the comparable GAAP measures is provided below and in the attachments to this press release.

Conference Call Information

What:	Exa’s first quarter fiscal 2018 financial results conference call
When:	Wednesday, May 24, 2017
Time:	5:00 p.m. ET
Webcast:	http://investor.exa.com (live and replay)
Live Call:	(877) 878-2664, Domestic
(970) 315-0423, International
Replay:	(855) 859-2056, Passcode 22240973, Domestic
(404) 537-3406, Passcode 22240973, International

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are presented on a GAAP basis, we disclose revenue on a constant currency basis, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and Adjusted EBITDA. These non-GAAP measures are not in accordance with, or an alternative for, amounts determined in accordance with generally accepted accounting principles in the United States. The GAAP measure most comparable to revenue on a constant currency basis is GAAP revenue. The GAAP measure most comparable to non-GAAP operating income (loss) is GAAP income (loss) from operations. The GAAP measure most comparable to non-GAAP net income (loss) and Adjusted EBITDA is GAAP net income (loss). The GAAP measure most comparable to Non-GAAP net income (loss) per diluted share is GAAP net income (loss) per diluted share. A reconciliation of these non-GAAP financial measures to the corresponding GAAP measure is included below.

We define revenue on a constant currency basis as GAAP revenue, adjusted to reverse the impact of changes in the average exchange rates of currencies in which our international operations generated revenue and incurred expenses.

We define non-GAAP net income (loss) as net income (loss), excluding the after-tax impact of non-cash, stock-based compensation expense and the amortization of acquired intangibles. We define EBITDA as net income (loss), excluding depreciation and amortization, interest expense, other income (expense), foreign exchange gain (loss) and provision for income taxes, and we define Adjusted EBITDA as EBITDA, excluding non-cash, stock-based compensation expense.

Our management uses these non-GAAP measures when evaluating our operating performance and for internal planning and forecasting purposes. We believe that these measures help indicate underlying trends in our business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing our operating performance. For example, our international operations generate revenue and incur expenses that are denominated in foreign currencies. These amounts could be materially affected by currency fluctuations. Our principal exposures are to fluctuations in exchange rates for the United States dollar versus the Euro, British pound, Japanese yen, Chinese yuan and Korean won. Changes in currency exchange rates that are beyond our control can significantly affect our consolidated results of operations. We believe that disclosure of our revenue on a constant currency basis is useful as an indicator of demand for our solutions independent of the influence of currency exchange fluctuations. Management considers Adjusted EBITDA to be an important indicator of our operational strength and the performance of our business and a good measure of our historical operating trends. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, or superior to, the financial information presented in accordance with GAAP and, in particular, should not be considered a measure of our liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Investors should carefully consider the attached reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures.

About Exa Corporation

Exa (Nasdaq: EXA) (www.exa.com) Corporation’s visualization and simulation software helps designers and engineers enhance the performance of their products, reduce product development costs and improve the efficiency of their design and engineering processes. As a design evolves, Exa accurately predicts the performance of that design while providing actionable insight to optimize the performance of the product. With Exa, the need for costly physical prototypes and expensive late-stage changes is reduced. Now, designers and engineers are freed from the risk of producing compromised products that do not meet market and regulatory requirements. Exa currently focuses primarily on the ground transportation market, in which some of the most successful product companies in the world use Exa, including BMW, Delphi, Denso, Fiat Chrysler, Ford, Hino, Honda, Hyundai, Jaguar Land Rover, Kenworth, Komatsu, MAN, Nissan, Peterbilt, Peugeot, Renault, Scania, Toyota, Volkswagen and Volvo Trucks, and has recently expanded its technology offerings into the fields of aerospace and oil and gas production.

Safe Harbor Statement

This press release, including the section entitled “Business Outlook,” contains forward-looking statements describing our expectations concerning future events and our future financial performance. These statements are only predictions and may be inaccurate. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under “Risk Factors” in our Annual Report on Form 10-K for the year ended January 31, 2017 and in our other SEC filings. These factors may cause our actual results to differ materially from those described in our forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our future results, levels of activity, performance or achievements may differ from our expectations. Other than as required by law, we do not undertake a responsibility to update any of the forward-looking statements after the date of this press release, even though our situation may change in the future.

Media Contact:

Michelle Murray-Ross, Exa Corporation

+1 (781) 564-0251

michelle@exa.com

Investor Relations Contact:

Garo Toomajanian, ICR

+1 (781) 564-0337

investor@exa.com

EXA CORPORATION

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)

	April 30, 2017	January 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$26,630	$24,552
Accounts receivable	13,036	24,259
Prepaid expenses and other current assets	3,121	2,898

Total current assets	42,787	51,709
Property and equipment, net	13,654	14,028
Intangible assets, net	1,606	1,694
Deferred tax assets	566	566
Restricted cash	352	352
Other assets	743	725

Total assets	$59,708	$69,074

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,439	$4,616
Accrued expenses	6,439	10,569
Current portion of deferred revenue	27,649	29,006
Current portion of capital lease obligations	1,538	1,737

Total current liabilities	39,065	45,928
Deferred revenue	35	238
Capital lease obligations	539	914
Deferred rent	2,260	2,391
Other long-term liabilities	432	429

Total liabilities	42,331	49,900

Commitments and contingencies
Stockholders’ equity :
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 30,000,000 shares authorized; 14,941,743 and 14,926,429 shares issued, respectively; 14,909,241 and 14,893,927 shares outstanding, respectively	15	15
Additional paid-in capital	95,260	94,516
Accumulated deficit	(77,401)	(74,817)
Treasury stock (32,502 common shares, at cost)	0	0
Accumulated other comprehensive loss	(497)	(540)

Total stockholders’ equity	17,377	19,174

Total liabilities and stockholders’ equity	$59,708	$69,074

EXA CORPORATION

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended April 30,
	2017	2016
Revenue:
License revenue	$14,430	$14,059
Project revenue	2,126	2,726

Total revenue	16,556	16,785

Operating expenses (1):
Cost of revenues	5,186	4,804
Sales and marketing	3,420	3,331
Research and development	6,404	6,211
General and administrative (2)	4,013	3,449

Total operating expenses	19,023	17,795

Loss from operations	(2,467)	(1,010)

Other (expense) income, net:
Foreign exchange (loss) gain	(214)	215
Interest expense	(16)	(47)
Interest income	14	10
Other income, net:	—	9

Total other (expense) income, net	(216)	187

Loss before income taxes	(2,683)	(823)
Benefit (provision) for income taxes	133	(120)

Net loss	$(2,550)	$(943)

Net loss per share:
Basic	$(0.17)	$(0.06)
Diluted	$(0.17)	$(0.06)
Weighted average shares outstanding used in computing net loss per share:
Basic	14,900,193	14,636,433
Diluted	14,900,193	14,636,433
Comprehensive loss:
Net loss	$(2,550)	$(943)
Foreign currency translation adjustment	43	117

Comprehensive loss	$(2,507)	$(826)

(1) Includes stock-based compensation expense as follows:
	Three Months Ended April 30,
	2017	2016
Cost of revenues	$37	$44
Sales and marketing	71	90
Research and development	271	183
General and administrative	246	172

Total	$625	$489

(2) Includes amortization expense related to intangible assets as follows:
	Three Months Ended April 30,
	2017	2016
General and administrative	88	88

EXA CORPORATION

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended April 30,
	2017	2016
Cash flows provided by operating activities:
Net loss	$(2,550)	$(943)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,217	1,011
Stock-based compensation expense	625	489
Deferred rent expense	(139)	(6)
Deferred income taxes	—	(12)
Net change in operating assets and liabilities:
Accounts receivable	11,162	17,863
Prepaid expenses and other current assets	(224)	1,242
Other assets	(18)	(45)
Accounts payable	131	(970)
Accrued expenses	(3,890)	(5,750)
Other liabilities	3	36
Deferred revenue	(1,569)	(1,042)

Net cash provided by operating activities	4,748	11,873

Cash flows used in investing activities:
Purchases of property and equipment	(2,320)	(521)

Net cash used in investing activities	(2,320)	(521)

Cash flows used in financing activities:
Proceeds from stock option exercises	99	57
Acquisition of common stock for tax withholding obligations	(15)	—
Payments of capital lease obligations	(574)	(751)

Net cash used in financing activities	(490)	(694)

Effect of exchange rate changes on cash	140	875

Net increase in cash and cash equivalents	2,078	11,533
Cash and cash equivalents, beginning of period	24,552	27,649

Cash and cash equivalents, end of period	$26,630	$39,182

Supplemental cash flow disclosures:
Cash paid for interest	$16	$47
Cash paid for income taxes	$1,055	$1,137
Supplemental disclosure of non-cash investing activities:
Decrease in unpaid purchases of property and equipment	$(1,571)	$(426)

EXA CORPORATION

Reconciliation of historical Non-GAAP to GAAP measures

(Unaudited)

(in thousands, except per share data)

Adjusted EBITDA:	Three Months Ended April 30,
	2017	2016
Net loss	$(2,550)	$(943)
Add back:
Depreciation and amortization	1,217	1,011
Interest expense, net	2	37
Other income, net	0	(9)
Foreign exchange loss (gain)	214	(215)
(Benefit) provision for income taxes	(133)	120

EBITDA	(1,250)	1
Stock-based compensation expense	625	489

Adjusted EBITDA	$(625)	$490

Non-GAAP operating loss:	Three Months Ended April 30,
	2017	2016
Operating loss	$(2,467)	$(1,010)
Add back:
Stock-based compensation expense	625	489
Amortization of acquired intangible assets	88	88

Non-GAAP operating loss	$(1,754)	$(433)

Non-GAAP net loss:	Three Months Ended April 30,
	2017	2016
Net loss	(2,550)	(943)
Add back:
Stock-based compensation expense	625	489
Amortization of acquired intangible assets	88	88
Income tax effect (1)	(250)	(202)

Non-GAAP net loss	$(2,087)	$(568)

Non-GAAP net loss, per diluted share:	Three Months Ended April 30,
	2017	2016
Net loss, per diluted share (2)	$(0.17)	$(0.06)
Add back:
Stock-based compensation expense	0.04	0.03
Amortization of acquired intangible assets	0.01	0.01
Income tax effect (1)	(0.02)	(0.01)

Non-GAAP net loss, per diluted share (2)(3):	$(0.14)	$(0.04)

(1)	The tax effect of non-cash stock-based compensation expense and non-cash amortization of acquired intangibles is estimated using a blended rate equivalent to our annual statutory United States federal tax rate and our estimated state tax rate. The tax effect is exclusive of any impact from valuation allowances established against our United States net deferred tax assets and other discrete items. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Share amounts utilized on a fully diluted basis were approximately 14.9 million and 14.6 million for the three months ended April 30, 2017 and 2016, respectively.

(3)	Due to rounding, totals may not equal the sum of line items in the table above.

EXA CORPORATION

Reconciliation of forward looking Non-GAAP to GAAP measures

EBITDA and Adjusted EBITDA	Three months ended July 31, 2017	Year ended January 31, 2018
(in millions)
Net loss	$(3.1)-(2.4)	$(6.1)-(3.7)
Add back:
Depreciation and amortization	1.3	5.2
Interest expense, net	0.1	0.4
Provision for income taxes	0.1 - 0.0	1.9

EBITDA	(1.6-1.0)	1.4-3.8
Stock-based compensation expense	1.1	4.4

Adjusted EBITDA	$(0.5)-0.1	$5.8-8.2

Non-GAAP net loss:	Three months ended July 31, 2017	Year ended January 31, 2018
(in millions)
Net loss	(3.1)-(2.4)	(6.1)-(3.7)
Add back:
Stock-based compensation expense	1.1	4.4
Amortization of acquired intangible assets	0.1	0.4
Income tax effect (1)	(0.4)-(0.5)	(1.7)

Non-GAAP net loss	(2.3)-(1.7)	(3.0)-(0.6)

(1)	Non-GAAP financial information is adjusted using a blended rate equivalent to our annual statutory United States federal tax rate and our estimated state tax rate. The tax effect is exclusive of any impact from valuation allowances established against our United States net deferred tax assets and other discrete items. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.